October 10, 2003

Great Lakes Capital Acceptance, LLC

c/o George Luburich, II

Chairman and Chief Executive Officer

27 East Monroe Street

Suite 700

Chicago, Illinois 60603

Re:      Great Lakes Capital Acceptance, LLC

            8.75% Series A Cumulative Redeemable Preferred Membership Interests

Dear Ladies and Gentlemen:

Reference is made to the Registration Statement on Form SB-2 (“Registration Statement”), filed with the Securities and Exchange Commission by Great Lakes Capital Acceptance, LLC, an Illinois limited liability company (“Issuer”), with respect to the registration of a minimum of 56,000 and a maximum of 1,000,000 units of 8.75% Series A Cumulative Redeemable Preferred Membership Interests (“Preferred Units”).

We have acted as counsel to the Issuer in connection with the preparation of the Registration Statement. We hereby confirm that the summary set forth under the heading “U.S. Federal Income Tax Considerations” in the Registration Statement to the extent it constitutes matters of U.S. federal income tax law or legal conclusions with respect thereto, has been prepared or reviewed by us, and, in our opinion, is correct in all material respects. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, statements and representations set forth in the Registration Statement.

The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, published pronouncements and other administrative interpretations by the Internal Revenue Service, and case law, all of which are subject to change at any time with retroactive effect.

This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

This opinion is solely for your benefit in connection with the matter addressed herein, and may not be relied upon by you for any other purpose nor furnished to, or relied upon by, any other person without our prior written consent.

Very truly yours,

/s/ SONNENSCHEIN NATH & ROSENTHAL LLP

SONNENSCHEIN NATH & ROSENTHAL LLP

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